UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to §240.14a-12
CONTANGO SILVER & GOLD INC.
(Exact Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTANGO SILVER & GOLD INC.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Contango Silver & Gold Inc. (“Contango”), which will be held virtually on Thursday, June 18, 2026 at 10:00 a.m., Pacific Time.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be held on June 18, 2026

Via Live Webcast at https: www.meetnow.global/MPWTSDA

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2026 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting, you will be asked to vote on the following matters:

(1)	To elect our Board of Directors to serve until the annual meeting of stockholders in 2027 or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Baker Tilly US, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026;

(3)	To conduct a non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and

(4)	To conduct a non-binding, advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Additionally, if needed, stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference.

Stockholders who owned shares of Contango’s common stock, par value $0.01 per share, at the close of business on April 30, 2026 are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https: www.meetnow.global/MPWTSDA. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise participate.

As a stockholder of Contango, you have the right to vote on the proposals listed above. This Notice is not a form for voting and presents only an overview of the materials in the Proxy Statement that follows, which contain important information and are available on the internet or by mail. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope;

(2)	You may vote over the Internet at the address shown on your proxy card; or

(3)	You may vote by telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting virtually, please date, sign and return the enclosed proxy card promptly or vote over the telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting virtually, you can revoke your proxy and vote virtually. If you have any questions, please contact us through our website at www.contangoore.com, call us at (907) 388-7770, or write us at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701.

By order of the Board of Directors,

/s/ Clynton Nauman
Clynton Nauman

Chairman of the Board of Directors

Fairbanks, Alaska
April 30, 2026

CONTANGO SILVER & GOLD INC.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 18, 2026

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors (the “Board”) of Contango Silver & Gold Inc., a Delaware corporation (the “Company” or “Contango”) (formerly Contango ORE, Inc.), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2026 at 10:00 a.m., Pacific Time, to vote on the following matters:

(1)

To elect members of our Board of Directors to serve until the annual meeting of stockholders in 2027 (the “2027 Annual Meeting”) or until their successors are duly elected and qualified (“Proposal 1”);

(2)	To ratify the appointment of Baker Tilly US, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026 (“Proposal 2”);

(3)	To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Proposal 3”); and

(4)	To conduct a non-binding, advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers (“Proposal 4”).

Additionally, if needed, stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting https: www.meetnow.global/MPWTSDA. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person.

Stockholders who owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 30, 2026 (the “Record Date”) are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https: www.meetnow.global/MPWTSDA. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise.

As a stockholder of the Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope;

(2)	You may vote over the Internet at the address shown on your proxy card; or

(3)	You may vote by telephone using the phone number shown on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 18, 2026 AT 10:00 A.M., PACIFIC TIME

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), the Notice of Annual Meeting of Stockholders, our Proxy Statement, a form of the proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 16, 2026 (the “2025 Annual Report”), are available online at https: www.contangoore.com/investors/annual-meeting.

This Proxy Statement and the accompanying form of proxy are dated April 30, 2026. On or about April 30, 2026, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also, on or about April 30, 2026, we intend to mail printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

EXPLANATORY NOTE

On December 7, 2025, the Company and its newly formed indirect wholly-owned subsidiary, 1566004 B.C. Ltd. (the “Acquiror”), entered into an arrangement agreement (the “Arrangement Agreement”) with Dolly Varden Silver Corporation, a British Columbia corporation (“Dolly Varden”). Under the Arrangement Agreement, the Company, indirectly through the Acquiror, would acquire all of the issued and outstanding common shares of Dolly Varden (the “Dolly Varden Shares”) at an exchange ratio of 0.1652 of a share of Common Stock for each Dolly Varden Share (the “Exchange Ratio”) by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), on and subject to the terms and conditions of the Arrangement Agreement.

Eligible Canadian resident Dolly Varden Shareholders were allowed to elect to receive exchangeable shares (the “Exchangeable Shares”) instead of shares of Common Stock, which provide, as nearly as possible, equivalent economic and voting rights to shares of Common Stock but allow for deferral of Canadian income tax that might otherwise be payable upon the immediate exchange of their Dolly Varden Shares for shares of Common Stock. The Exchangeable Shares are exchangeable for shares of Common Stock on a one-for-one basis.

On March 26, 2026, the Company completed the Arrangement pursuant to the terms of the Arrangement Agreement. Under the terms of the Arrangement Agreement, at the effective time of the Arrangement (the “Effective Time”), each Dolly Varden Share that was issued and outstanding immediately prior to the Effective Time was exchanged for 0.1652 of a Contango Share, or, for Eligible Holders (as such term is defined in the Arrangement Agreement) who validly elected, 0.1652 of an exchangeable share in the capital of the Acquiror (each whole share being, an “Exchangeable Share”), in each case subject to the terms and conditions of the Arrangement Agreement.

Immediately prior to the Effective Time, all Dolly Varden restricted share units awarded pursuant to the Dolly Varden Restricted Share Unit Plan dated May 20, 2022 (“Dolly Varden RSUs”) were surrendered and cancelled or redeemed by Dolly Varden for Dolly Varden Shares, so that holders of the Dolly Varden RSUs prior to the Effective Time participated in the Arrangement as Dolly Varden Shareholders.

At the Effective Time, but not as part of the Arrangement, each outstanding option to purchase Dolly Varden Shares (“Dolly Varden Option”) granted pursuant to the Dolly Varden Share Option Plan, as amended and restated on May 18, 2017, and the Dolly Varden Stock Option Plan dated May 20, 2022 (collectively, the “Dolly Varden Option Plans”), whether vested or unvested, was deemed to be vested to the fullest extent and automatically exchanged for an option to purchase shares of Common Stock (each, a “Replacement Option”). Each Replacement Option allows the holder to purchase shares of Common Stock equal to the product of (i) the Exchange Ratio (rounded down to the nearest whole number of shares of Common Stock), multiplied by (ii) the number of Dolly Varden Shares subject to the original Dolly Varden Option. The exercise price per share is equal to the quotient of (x) the U.S. Dollar equivalent of the exercise price per share of the Dolly Varden Option divided by (y) the Exchange Ratio. The terms of each Replacement Option, including the conditions to and manner of exercising, are the same as the Dolly Varden Option so exchanged, and are to be governed by the terms of the Dolly Varden Option Plans, which were assumed by the Company.

In connection with the Arrangement, the Company, 1566002 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, Canada and wholly-owned subsidiary of Contango formed for the purpose of effecting the Arrangement (“CallCo”), and Acquiror executed an Exchangeable Share Support Agreement (the “Exchangeable Share Support Agreement”). Such agreement, among other things, provides Contango and CallCo, in addition to the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, the right to purchase Exchangeable Shares from the holders thereof (other than Contango and its affiliates) upon the occurrence of certain events, as specified in the Exchangeable Share Support Agreement. Further, the Exchangeable Share Support Agreement provides for the protection of the “economic equivalence” with respect to the Contango Shares and the Exchangeable Shares and for Contango to use its commercially reasonable efforts to effect the registration of the Contango Shares issued upon the exchange of Exchangeable Shares.

In connection with the Arrangement, the Company, CallCo, Acquiror and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Trustee”), executed a Voting and Exchange Trust Agreement (the “Trust Agreement”). The Trust Agreement created a trust for the holders of Exchangeable Shares, other than the Company and certain related persons (the “Beneficiaries”). Pursuant to the Trust Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of our Common Stock. Holders of Exchangeable Shares are entitled to instruct the Trustee as to how to vote their Exchangeable Shares on an as-converted-to-Contango-Shares basis. The Trustee holds one share of the Company’s Series A Special Voting Preferred Stock designated as the “Special Voting Share.” The Special Voting Share entitles the Trustee to vote on matters in which holders of shares of our Common Stock are entitled to vote and for which the Trustee has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding on the record date for determining holders of our Common Stock entitled to vote. The Special Voting Share votes, together with the holders of the Company’s Common Stock, as a single class. The Trustee will hold the Exchange Right and the Automatic Exchange Right (as defined in the Trust Agreement) in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries.

At the Effective Time, Contango issued 13,686,278 shares of Common Stock and replacement options to purchase 417,048 shares of Common Stock, and the Acquiror issued 1,597,301 Exchangeable Shares, to the former Dolly Varden Shareholders. Immediately following the Effective Time, there were 30,507,599 shares of Common Stock and 1,597,301 Exchangeable Shares issued and outstanding, with the former Dolly Varden Shareholders and the Contango Shareholders each owning approximately 50% of the economic and voting interest of the Company.

i

QUESTIONS AND ANSWERS

Who is asking for my proxy?

Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or executives may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or executives solicit proxies, they will not be specially compensated. The Company will pay all costs and expenses of this proxy solicitation.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 30, 2026, we intend to mail to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What If I am a Holder of Record of Exchangeable Shares?

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Trust Agreement.

Pursuant to the Trust Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of our Common Stock. Holders of Exchangeable Shares are entitled to instruct the Trustee as to how to vote their Exchangeable Shares on an as-converted-to-Contango-Shares basis. The Trustee holds one share of the Company’s Series A Special Voting Preferred Stock designated as the “Special Voting Share.” The Special Voting Share entitles the Trustee to vote on matters in which holders of shares of our Common Stock are entitled to vote and for which the Trustee has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding on the Record Date. The Special Voting Share votes, together with the holders of the Company’s Common Stock, as a single class.

In accordance with the terms of the Trust Agreement, the Company has undertaken to perform the obligations of the Trustee and has authorized Broadridge Financial Solutions, Inc. (“Broadridge”) to collect and receive directly the votes from the holders of the Exchangeable Shares on its behalf. Based upon the foregoing, holders of Exchangeable Shares are entitled to cast up to 1,597,301 votes at the Annual Meeting. However, Broadridge will receive and tabulate each vote attached to the Exchangeable Shares only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, Broadridge will not include the Exchangeable Shares held by such holder in the vote.

What are stockholders being asked to vote on?

At our Annual Meeting, stockholders will be asked to vote:

•	to elect the members of our Board to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Baker Tilly US, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026;

•	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and

•	to conduct a non-binding, advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Additionally, if needed, stockholders may act upon any other matters that may properly come before the Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

Who is entitled to vote?

We currently have three classes of stock issued and outstanding: (1) shares of Common Stock, (2) the Special Voting Share and (3) Exchangeable Shares. Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date. The single outstanding Special Voting Share is entitled to vote one vote plus the number of Exchangeable Shares of CallCo, outstanding as of the Record Date, pursuant to the Trust Agreement.

Holders of record of issued and outstanding shares of Common Stock and Exchangeable Shares, who owned such shares at the close of business on the Record Date, may vote at the meeting. As of the Record Date, the Company had 30,749,670 shares of Common Stock and 1,594,988 Exchangeable Shares issued and outstanding.

How do I vote?

If you own a holder of record of shares of Common Stock or Exchangeable Shares, you may vote in person (online) or in advance of the Annual Meeting by any of the three methods listed below.

Contango Stockholder of Record
Internet	www.investorvote.com/CTGO

Telephone	Toll-Free: 1-800-652-8683 International: 1-312-588-4290

Mail	Return the proxy card.

Internet and telephone voting will close at 11:59 p.m. (Eastern Time) on June 17, 2026. The Company may utilize Broadridge’s QuickVoteTM service to assist eligible beneficial owners with voting their shares directly over the phone.

The Board recommends that you vote by internet, telephone or mail. Even if you plan to attend the virtual Annual Meeting, please complete, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual Annual Meeting and vote online by ballot even if you have already voted by proxy.

How do I vote if my shares of Common Stock are held in street name by my bank, broker or other nominee?

If your shares of Common Stock are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of those shares, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the Contango stockholder of record with respect to those shares beneficially owned by you. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the Contango stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

May I vote at the Annual Meeting?

Yes. If you are a Contango stockholder of record on the record date, you may attend the Annual Meeting (online) and vote your shares electronically, in lieu of submitting your proxy by internet, by telephone, or by completing, signing and returning the enclosed proxy card. Please note that attendance alone at the Annual Meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Common Stock held in street name, you are also invited to attend the Annual Meeting (online). However, because you are not a Contango stockholder of record, you may not vote your shares of Common Stock in person (online) at the Annual Meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee or any other directions provided by these intermediaries.

Even if you plan to attend the virtual Annual Meeting, we encourage you to please complete, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. You may still attend the virtual Annual Meeting and vote online by ballot even if you have already voted by proxy.

Can I change or revoke my vote?

You may change your vote or revoke your proxy by (i) voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on June 17, 2026, (ii) voting in person (online) at the Annual Meeting, or (iii) delivering to Contango’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy before the voting polls are closed at the Annual Meeting.

If your shares of Common Stock are held in street name and you wish to change your vote, you should contact your bank, broker or other nominee and follow the procedures provided by your bank, broker or nominee.

What happens if I sell my shares of Common Stock before the Annual Meeting?

The Record Date for Contango stockholders entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Common Stock after the record date, but before the date of the Annual Meeting, you will retain your right to vote at the Annual Meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the record date you are still encouraged to vote the shares you owned on the record date.

May Exchangeable Shares be Transferred?

The Exchangeable Shares cannot be transferred to a third party except with the express consent of the Company, and the Company will not provide that consent unless permitted to by the Toronto Stock Exchange (“TSX”). To that end, the Company and Acquiror have provided the following undertakings to the TSX:

•

Acquiror will not permit the transfer of any Exchangeable Shares without TSX’s prior written approval, other than transfers (a) pursuant to operation of applicable laws related to insolvency, wills and estates or division of family property, or (b) to CallCo, in accordance with the exchange procedures set out in Acquiror’s articles after receiving a valid notice of exchange from a holder of Exchangeable Shares and only in order to effect the requested exchange.

•	Acquiror will not authorize the issuance of any Exchangeable Shares without the TSX’s prior written approval.

•	Contango will take all necessary steps through the exercise of its voting rights as the sole voting shareholder of Acquiror to enforce the undertakings described above.

•	Contango will publicly disclose the undertakings described above in its annual filings for so long as the Exchangeable Shares are outstanding.

What is a “quorum”?

Presence at the Annual Meeting of holders of a majority of the voting power of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote, represented in person (virtually) or by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How do I vote my shares?

A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

•	Vote for, or withhold authority to vote for, each nominee for director;

•	Vote for or against, or abstain from voting on, the ratification of the appointment of Baker Tilly US, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026;

•	Vote for or against, or abstain from voting on, the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	Vote “one year”, “two years”, “three years” or abstain from voting on the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The persons named as proxy on the proxy card are Clynton Nauman, the Company’s Chairman and Director, and Rick Van Nieuwenhuyse, the Company’s Chief Executive Officer and Director. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Nauman’s and Mr. Van Nieuwenhuyse’s names and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would be required to sign the proxy card and deliver it to the person named as his or her proxy, and that person would be required to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Nauman or Mr. Van Nieuwenhuyse, each named as proxy, will vote the shares represented at the Annual Meeting and any adjournment in accordance with the Board’s recommendations below.

How does the Board recommend I vote?

The Board unanimously recommends that you vote:

•	FOR the election of each nominee for director;

•	FOR the ratification of the appointment of Baker Tilly US, LLP as independent public accountants for the fiscal year ending December 31, 2026;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

•	ONE YEAR on the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the close of business on the Record Date, 30,749,670 shares of Common Stock, approximately 5.7% of which were owned and entitled to be voted by Contango’s executive officers and directors, and 1,594,988 Exchangeable Shares were issued and outstanding.

What vote is required?

Election of directors requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote in the election. Additionally, a plurality of the votes cast will be considered the stockholders’ preferred frequency for holding an advisory vote on the compensation of our named executive officers. All other proposals at the Annual Meeting require the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote thereon.

What is the effect of an abstention or a broker non-vote?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are considered present and entitled to vote, and therefore would have the effect of a vote against any matter other than the election of directors where the required vote is the affirmative vote of a plurality of the votes cast at the Annual Meeting. A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not considered entitled to vote on non-routine matters, and therefore would have no effect on any non-routine matter.

Proposal	Vote Required	Voting Choices	Impact of
			Abstentions or Withheld	Broker Non-Votes
Director Election	Plurality of the votes cast	“For” “Withhold”	No Effect	No Effect
Auditor Ratification	Majority of the shares present and entitled to vote	“For” “Against” “Abstain”	Vote Against	Not Applicable
Say-on-Pay	Majority of the shares present and entitled to vote	“For” “Against” “Abstain”	Vote Against	No Effect
Say-on-Frequency	Plurality of the votes cast	“One Year” “Two Years” “Three Years” “Abstain”	No Effect	No Effect

What does it mean if I receive more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

How will the Company solicit proxies?

Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and executives of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

Who is making this proxy solicitation?

The solicitation is made on behalf of the registrant, i.e., Contango, and each director of Contango.

Where can I find the voting results of the Annual Meeting?

Contango will publish the final results in a Current Report on Form 8-K with the SEC within four business days following the Annual Meeting.

How can a stockholder communicate with the Company’s directors?

The Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact any member (or all members) of the Board or the independent directors as a group, any committee of our Board or any chair of any such committee by mail to c/o Corporate Secretary, Contango Silver & Gold Inc., 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701, or by e-mail to info@contangoore.com. Correspondence may be addressed to any individual director by name, to the independent directors as a group or to any chair of any committee either by name or title. Mail will not be opened but will be forwarded to the chairman of the requested committee or, if no committee is designated, to the Chairman of the Audit Committee, or the named independent director.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the 2027 Annual Meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

As previously disclosed, pursuant to the Arrangement Agreement, as of the Effective Time of the Arrangement on March 26, 2026, Richard A. Shortz and Darwin Green, resigned from the Board and the respective committees of the Board to which they belonged. Additionally, Brad Juneau stepped down as Chairman of the Board, although he remains a director of the Company. As of the Effective Time, the Board appointed Shawn Khunkhun, as President of the Company and Mr. Khunkhun, Forrester (Tim) Clark and Darren Devine as directors of the Company and named Clynton Nauman as Chairman of the Board. On April 2, 2026, at a meeting of the Board, the Board appointed Mr. Clark to serve on the Audit Committee and Nominating and Corporate Governance Committee and Mr. Devine to serve on the Compensation Committee and Nominating and Corporate Governance Committee, effective immediately.

Your proxy will be voted for the election of the seven nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Seven directors are to be elected at the Annual Meeting. Other than Messrs. Clark, Devine, and Khunkhun, all other nominees are current directors standing for re-election to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until (i) the 2027 Annual Meeting, (ii) successors are elected and qualified or (iii) their earlier resignation or removal. Each nominee other than Mr. Van Nieuwenhuyse and Mr. Khunkhun is an independent director.

The Company’s Board established a Nominating and Corporate Governance Committee (the “N&CG Committee”) to recommend nominees for director to the Board and to ensure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.contangoore.com. Additionally, the N&CG Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval. Each nominee below has been recommended by the N&CG Committee.

The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our Corporate Governance Guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity. For additional information, see the section entitled “Submission of Stockholder Proposals and Director Nominations” below.

Name	Age	Independence	Position	Director Since	Committees
					Audit	Comp.	Nom.	EHS&T
Clynton R Nauman	77	Independent	Chairman, Director	2025	X	X		X
Rick Van Nieuwenhuyse	70	Non-independent	CEO, Director	2020				X
Shawn Khunkhun	45	Non-independent	President, Director	2026
Michael Cinnamond	59	Independent	Director	2025	X	X
Tim Clark	58	Independent	Director	2026	X		X
Darren Devine	58	Independent	Director	2026		X	X
Brad Juneau	66	Independent	Director	2012			X	X

Clynton R Nauman. Mr. Nauman is being nominated for election to serve as an independent director at the Annual Meeting. Mr. Nauman has served as director of the Company since 2025 and as Chairman of the Board since March 26, 2026. Mr. Nauman was the Chairman and Chief Executive Officer of Alexco Resource Corp., Alexco Environmental Group Inc. and Asset Liability Management Group ULC until September 2022. He previously served as President of Viceroy Gold Corporation, Viceroy Minerals Corporation and was a director of Viceroy Resource Corporation, positions he held from February 1998 until February 2003. He also previously served on the Boards of Novagold Resources Inc, Nova Copper Inc (now Trilogy Metals Inc), and Spectrum Gold Inc. Mr. Nauman was a General Manager of Kennecott Minerals from 1993 to 1998 where he oversaw the permitting, redevelopment, startup and operation of the Greens Creek Mine, which lies within the Admiralty Island National Monument in Southeast Alaska. Mr. Nauman holds an Honours Bachelor of Science in Geology from Otago University, New Zealand. Mr. Nauman has more than 45 years of diversified operating experience in the mining industry ranging from exploration to mine construction and mine operations, as well as business development, mine financing and senior management in the precious metals, base metals and coal sectors.

Rick Van Nieuwenhuyse. Mr. Van Nieuwenhuyse is being nominated for election to serve as a non-independent director at the Annual Meeting. Mr. Van Nieuwenhuyse was appointed to serve as President and Chief Executive Officer of the Company effective January 6, 2020. He stepped down as President on March 26, 2026 with the appointment of Mr. Khunkhun as President, but remains the Chief Executive Officer of the Company. He previously served as President and Chief Executive Officer of Trilogy Metals Inc. from January 2012 until December 2019. Between May 1999 and January of 2012, he served as the President and Chief Executive Officer of Novagold Resources Inc. He served as the Vice President of Exploration for Placer Dome from 1990 to 1997. Mr. Van Nieuwenhuyse holds a Candidature degree in Science from Université de Louvain, Belgium and a Masters of Science degree in Geology from the University of Arizona. Mr. Van Nieuwenhuyse currently serves on the board of directors of Valhalla Metals Inc. He served on the board of directors of Alexco Resource Corp. from 2006 to 2022 and Sandfire Resources America, Inc. (formerly, Tintina Resources Inc.) from 2008 until 2016. Mr. Van Nieuwenhuyse has over 40 years of experience in the minerals mining industry and brings significant industry and technical knowledge to the Company.

Shawn Khunkhun. Mr. Khunkhun is being nominated for election to serve as a non-independent director at the Annual Meeting. Mr. Khunkhun was appointed to serve as President of the Company effective March 26, 2026. Mr. Khunkhun is a corporate finance and mining executive with over 20 years of expertise in capital markets and mineral exploration. Mr. Khunkhun previously served as Chief Executive Officer and director of Dolly Varden Silver Corporation from February 2020 through to the completion of the merger with Contango on March 26, 2026. Mr. Khunkhun previously served as CEO and is a current director of StrikePoint Gold Inc. since May 2013. Mr. Khunkhun also serves as director of Gladiator Metals Corp. since October 8, 2021 and director of Goldshore Resources Inc. since May 31, 2021. Mr. Khunkhun has more than 20 years of experience in the natural resource sector and brings significant industry and financial knowledge to the Company.

Mike Cinnamond. Mr. Cinnamond is being nominated for election to serve as an independent director at the Annual Meeting. Mr. Cinnamond has served as a director of the Company since 2025. Mr. Cinnamond currently serves as Senior Vice President of Finance and Chief Financial Officer of B2Gold Corp., a position he has held since April 2014. Prior to his current position, Mr. Cinnamond was an audit partner at PricewaterhouseCoopers LLP, where he was the British Columbia Resources Leader for the Mining, Forestry and Energy and Utilities practices. Mr. Cinnamond was the President of the Canadian Institute of Mining for 2023-2024 and previously served as a Director at the Canuck Place Children’s hospice. He is a member of the Institute of Chartered Accountants of BC and also holds an LLB designation from the University of Exeter. Mr. Cinnamond has more than 25 years of experience in the mining industry sector and brings significant industry and financial knowledge to the Company.

Tim Clark. Mr. Clark is being nominated for election to serve as an independent director at the Annual Meeting. Mr. Clark currently serves as Chief Executive Officer and Director of Fury Gold Mines Ltd. (a mineral resource exploration and development company). Mr. Clark has previously served as Managing Director at BMO Capital from June 2014 to December 2020. Mr. Clark has more than 23 years of experience in capital markets and brings significant industry and financial knowledge to the Company.

Darren Devine. Mr. Devine is being nominated for election to serve as an independent director at the Annual Meeting. Mr. Devine is Principal of CDM Capital Partners, a firm that provides corporate finance advisory services to private and public companies, primarily in the natural resource sector. Mr. Devine is a former member of the TSX Venture Exchange’s Local Advisory Committee. Prior to founding CDM Capital, Mr. Devine qualified as a barrister and solicitor in British Columbia and in England & Wales and practiced exclusively in the areas of corporate finance and securities law. Mr. Devine has more than 20 years of experience in the natural resource sector and brings significant industry and legal knowledge to the Company.

Brad Juneau. Mr. Juneau is being nominated for election to serve as an independent director at the Annual Meeting. Mr. Juneau, the Company’s co-founder, formerly served as the Company’s Chairman until March 26, 2026 and as President and Chief Executive Officer of the Company from December 2012 to January 6, 2020. Mr. Juneau was first appointed President, Acting Chief Executive Officer and director in August 2012 when the Company’s co-founder, Mr. Kenneth R. Peak received a medical leave of absence. Mr. Juneau was appointed Chairman of the Board in April 2013. Mr. Juneau is the sole manager of the general partner of Juneau Exploration L.P. (“JEX”), an oil and gas exploration and production company. Prior to forming JEX in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a Bachelor of Science degree in Petroleum Engineering from Louisiana State University. Mr. Juneau previously served as a Director of Contango Oil & Gas from April 2012 to March 2014, and is currently a director of Talos Energy. Mr. Juneau, as the Company’s co-founder, has substantial history and familiarity with the Company, and significant technical knowledge.

There are no family relationships between any of our directors or executive officers.

Corporate Governance

The Board has adopted a written Board mandate pursuant to which the Board assumes responsibility for the stewardship of the Company. The Board’s primary responsibility is to oversee the strategic direction of the Company and to, at least annually, review and approve a strategic plan as developed and proposed by management, which takes into account the business opportunities and risks of the Company. The Board is responsible for reviewing and approving the Company’s financial objectives, plans and actions, including significant capital allocations and expenditures. The Board is also responsible for, among other things: (i) monitoring corporate performance against the strategic and business plans; (ii) identifying principal business risks and implementing appropriate systems to manage such risks; (iii) monitoring and ensuring internal control and procedures; (iv) ensuring appropriate standards of corporate conduct; (v) reviewing and approving financial statements and management’s discussion and analysis; (vi) reviewing compensation of the members of the Board and senior officers; (vii) reviewing and approving material transactions and annual budgets; (viii) developing the Company’s approach to corporate governance; and (ix) assessing its own effectiveness in fulfilling its mandate. The Board’s mandate sets forth procedures relating to the Board’s operations such as the size of the Board and selection process, director qualifications, director orientation and continuing education, meetings and committees, evaluations, compensation and access to independent advisors. Pursuant to the Board’s mandate, the Board is required to hold at minimum four scheduled meetings per year and directors are expected to make reasonable efforts to attend all meetings of the Board held in any given year.

We believe that good corporate governance is important to assure that the Company is managed for the long-term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), the rules of the SEC and applicable listing standards and rules to maintain its standards of good corporate governance. Any interested party who wishes to communicate directly with the non-management directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, Contango Silver & Gold Inc., 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•

Established an Audit Committee, Compensation Committee, N&CG Committee, and EHS&T Committee, each consisting solely of independent directors, except for the EHS&T Committee, on which Mr. Van Nieuwenhuyse also serves.

•	Adopted formal charters, copies of which are available on the Company’s website at www.contangoore.com, for the Audit, Compensation, and N&CG Committees of the Board committees.

•	Empowered the Audit Committee to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors and legal counsel.

•

Adopted a Corporate Code of Business Conduct and Ethics, a copy of which is available on the Company’s website at www.contangoore.com, that satisfies the definition of “code of ethics” under the rules and regulations of the SEC. The Code of Ethics applies to all of the Company’s executives, including its principal executive officer, principal financial officer, and principal accounting officer.

•	Adopted a formal whistleblower protection policy, a copy of which is available on the Company’s website at www.contangoore.com.

•	Adopted a formal insider trading policy, a copy of which is available on the Company’s website at www.contangoore.com.

•	Adopted a formal compensation clawback policy, a copy of which is available on the Company’s website at www.contangoore.com.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act regarding controls and procedures over financial reporting.

Independence
The Company evaluates the independence of its directors using the NYSE American and TSX listing standards
.
After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Mr. Van Nieuwenhuyse and Mr. Khunkhun, is “independent” as that concept is defined by the listing standards of the NYSE American and the applicable rules of the SEC. Mr. Van Nieuwenhuyse and Mr. Khunkhun are executive officers of the Company and, therefore, the Board has concluded that they are not independent directors. The Board has determined that Mr. Clark is independent, notwithstanding the fact that he currently serves as Chief Executive Officer and Director of Fury Gold Mines Ltd., the holder of 5.8% of the issued and outstanding shares of our Common Stock.
Corporate Authority & Responsibility
All corporate authority resides in the Board, as the representative of the Company and stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission pursuant to Delaware law and our Bylaws. Such delegated authority includes the authorization of spending limits and the authority to hire executives and terminate their services. The independent members of the Board and the Compensation Committee retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Members of the Board are kept informed of the Company’s business through discussions with Messrs. Nauman and Van Nieuwenhuyse and with key members of senior management, by reviewing materials provided to them and by participating in Board and committee meetings. Each Board member other than Mr. Van Nieuwenhuyse and Mr. Khunkhun is independent. Additionally, the Board provides advice and counsel to senior management.
Insider Trading and Policy on Hedging or Pledging of Stock
Our insider trading policy contains stringent restrictions on transactions in Company stock by executive officers, directors and employees of the Company. All trades by employees and directors are prohibited during a quarterly blackout period based on the timing of the release of the Company’s quarterly or annual financial results, as well as during any special blackout period imposed by the Company in connection with certain Company events. Further, employees of the Company are prohibited from directly or indirectly (1) trading in options, warrants, puts, calls, forward contracts or similar instruments on Company securities; (2) engaging in limit order sales that extend beyond a single trading day (other than through a permitted trading plan under Rule
10b5-1
of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or (3) engaging in short sales or “sales against the box” of the Company’s securities, which are legally prohibited for insiders of the Company in all events.
Anti-Bribery and Anti-Corruption Policy
The Company and its subsidiaries are committed to honest and ethical conduct. This theme is emphasized in the Company’s
Corporate Code of Business Conduct and Ethics
. We are committed to interacting with government officials, business partners, third parties and community stakeholders with integrity and in compliance with applicable anti-bribery and anti-corruption laws. Our Anti-Bribery and Anti-Corruption Policy embodies this commitment and all directors, officers, employees and consultants of the Company are expected to adhere to this policy. As a company headquartered and conducting business in the United States and Canada, we are subject to a variety of anti-bribery and anti-corruption laws. This includes the Canadian
Corruption of Foreign Public Officials Act
, the United States and Canadian Criminal Codes, the U.S.
Foreign Corrupt Practices Act
, and local anti-bribery and anti-corruption laws.

Continuing Education
The Company facilitates continuing education to help directors keep up to date on changing governance issues and requirements and legislation and regulations in their field of experience. The Board recognizes the importance of ongoing education for the directors and senior management of the Company and the need for each director and officer to take personal responsibility for this process. During the fiscal year ended December 31, 2025, directors participated in education sessions on topics outlined below:

Date	Educational Program	Presented/Prepared By	Participants
October 10, 2025	Investments, trading analysis & market metrics	Canaccord Genuity	Board of Directors

December 7, 2025	Fiduciary duties on merger and acquisition transactions	Blake, Cassels & Graydon LLP	Board of Directors
Risk Oversight
We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. Our EHS&T Committee assists the Board in fulfilling its oversight responsibilities with respect to reviewing technical, safety, environmental, social responsibility and operational matters concerning the Company’s mineral projects and operations.
More information about the Company’s corporate governance practices and procedures is available on the Company’s website at
www.contangoore.com
.
Board Structure
Leadership and Size
The Board has the responsibility of selecting the appropriate leadership structure for the Company.
The Board appointed Mr. Van Nieuwenhuyse as the Chief Executive Officer of the Company. The Board appointed Mr. Khunkhun as the President of the Company. The Board appointed Mr. Nauman to serve as Chairman. The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors, because it clarifies the individual roles of the Chairman and Chief Executive Officer and enhances accountability. In addition, the Board believes that this structure is appropriate for the Company. Mr. Nauman has more than 45 years of diversified operating experience in the mining industry, ranging from exploration to mine construction and mine operations, as well as business development, mine financing and senior management in the precious metals, base metals and coal sectors.
We believe smaller to
mid-size
boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.
Annual Election of Directors
In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.
Meetings
Our Board has meetings, as necessary. During the fiscal year ended December 31, 2025, the Board held thirteen (13) meetings and ten (10) committee meetings. During the fiscal year ended December 31, 2025, the

Board passed resolutions by unanimous written consent on three (3) occasions. All of our Board members, except Mr. Compofelice attended 100% of all applicable Board and applicable committee meetings. We encourage our Board to attend our annual meeting of stockholders.
The
non-management
directors of the Board meet regularly in executive
in-camera
sessions without the presence of management. The Chairman of the Board presides over these executive sessions.
Board and Committee attendance for the fiscal year ended December 31, 2025 is summarized below:

	Brad Juneau	Mike Cinnamond	Joe Compofelice	Curtis Freeman	Darwin Green	Clynton Nauman	Richard Shortz	%
Board	13 / 13	8 / 8	4 / 5	5 /5	13/ 13	8 /8	13 /13	99%
Audit Committee	4 / 4	2 / 2	4 / 4	2 /2	4 /4	2 /2	4 /4	100%
Compensation Committee	N/A	N / A	2 / 2	2 /2	3 /3	1 /1	3 /3	100%
N&CG Committee	1 / 1	1 / 1	2 / 2	2 /2	3 /3	N /A	2 /2	100%

Total	18 / 18	11 / 11	12 / 13	11 / 11	23 /23	11 /11	22 /22	99%
Board Committees
Committee Structure
It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the N&CG Committee. The Board may form other committees as it determines appropriate. A copy of the charter for the Audit, Compensation, and N&CG committees are available to any stockholder who requests a copy by delivering written notice to Contango Silver & Gold Inc., 516 2 nd
Avenue, Suite 401, Fairbanks, Alaska 99701. The charter for the Audit, Compensation, and N&CG committees are also available on our website at
www.contangoore.com
. The Board will adopt a written charter for the EHS&T Committee, which will be made available on the Company’s website at
www.contangoore.com
 upon adoption.
Audit Committee
The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants our quarterly and annual financial statements and the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting and oversees compliance with our Code of Ethics. Members of the Audit Committee are Messrs. Cinnamond (Committee Chairman), Clark, and Nauman. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE American and the applicable rules of the SEC. The Audit Committee met formally four (4) times during the fiscal year ended December 31, 2025. The Board has determined that Mr. Cinnamond is an “audit committee financial expert” as defined by the rules of the SEC.
Compensation Committee
The Compensation Committee was created by the Board for the purpose of administering the Contango ORE, Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) and the compensation for the Chief Executive Officer and Chief Financial Officer. Additionally, the Compensation Committee determines which executive officers and other executives may receive stock options, stock units, restricted stock awards, stock appreciation rights and other stock-based awards and the amounts of such stock-based awards. Members of the Compensation Committee are Messrs. Nauman (Committee Chairman), Cinnamond, and Devine. Each member of the Compensation Committee is an “independent director” as defined in the applicable listing standards of the NYSE American and in the applicable rules of the SEC. For a description of the Compensation Committee’s processes and procedures, see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee met formally three (3) times during the fiscal year ended December 31, 2025.
Nominating and Corporate Governance Committee
The N&CG Committee was created by the Board for the purpose of overseeing the identification, evaluation, recommendation and selection of qualified candidates for appointment or election to the Board. The N&CG Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. In addition, the N&CG Committee advises the Board about the appropriate composition of the Board and its committees, leads the Board in the annual performance evaluation of the Board and its committees and of management, and directs all matters relating to the succession of the Company’s Chief Executive Officer. While the Company does not have a formal diversity policy, the N&CG Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The N&CG Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the N&CG Committee are Messrs. Devine (Committee Chairman), Juneau, and Clark. Each member of the N&CG Committee is independent as independence for nominating committee members is defined in the applicable listing standards of the NYSE American and the applicable rules of the SEC. The N&CG Committee met formally three (3) times during the fiscal year ended December 31, 2025.
Environmental, Health, Safety and Technical Committee (“EHS&T”)
The EHS&T Committee was created by the Board on April 2, 2026 for the purpose of assisting the Board in fulfilling its oversight responsibilities with respect to reviewing technical, safety, environmental, social responsibility and operational matters concerning the Company’s mineral projects and operations. Members of the EHS&T Committee are Messrs. Juneau (Committee Chairman), Nauman, and Van Nieuwenhuyse. Each member of the EHS&T Committee, other than Mr. Van Nieuwenhuyse, is an “independent director” as defined in the applicable listing standards of the NYSE American and in the applicable rules of the SEC.
Compensation of Directors
As of December 31, 2025
,
the independent directors received cash compensation of $25,000 per quarter with Mr. Juneau, the former Chairman of the Board, receiving $35,000 per quarter.
During the fiscal year ended December 31, 2025, restricted shares of Common Stock, vesting in March 2027, were granted to non-employee
directors. Messrs Cinnamond and Nauman each received 7,550 shares of restricted Common Stock, Messrs. Freeman, Shortz and Green each received 19,050 shares of restricted Common Stock and Mr. Juneau received 22,900 shares of restricted Common Stock. There were no other payments for meetings attended or service as chair of a committee. Compensation of directors is determined by the independent directors. Directors who are also executives of the Company do not receive compensation for serving as a director or as a member of a committee of the Board. All directors are reimbursed for reasonable out-of-pocket
expenses incurred in connection with serving as a member of the Board.

Director Compensation Table
The following table sets forth the compensation paid by the Company to non-employee
directors for the fiscal year ended December 31, 2025:

Name (1)	Fees or paid in cash ($)	Stock Awards ($) (2)	Option Awards ($)	All other compensation ($)	Total ($)
Brad Juneau	120,000	237,702	—	—	357,702
Mike Cinnamond (3)	55,495	150,019	—	—	205,514
Joseph S. Compofelice (4)	105,000	197,739	—	—	302,739
Curtis J. Freeman (5)	105,000	197,739	—	—	302,739
Darwin Green (6)	110,000	197,739	—	—	307,739
Clynt Nauman (7)	55,495	150,019	—	—	205,514
Richard A. Shortz (8)	110,000	197,739	—	—	307,739

(1)
Mr. Van Nieuwenhuyse, the Company’s Chief Executive Officer, is not included in this table as he was an executive of the Company as of December 31, 2025 and the compensation he received as executive of the Company is shown in the Summary Compensation Table. He did not receive any additional compensation due to his position on the Board.

(2)
The amounts shown represent the aggregate grant date fair value of restricted stock granted in the fiscal year ended December 31, 2025 calculated in accordance with FASB ASC Topic 718. These amounts represent assumptions used in the calculation of these amounts as discussed in Note 11 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2025, included in the 2025 Annual Report. Fair value is based on 100% of the closing price per share of our Common Stock on the date of grant. As of December 31, 2025, Mr. Juneau, Mr. Compofelice, Mr. Freeman, Mr. Green , Mr. Shortz, Mr. Nauman, and Mr. Cinnamond each held 695,702, 178,548, 162,666, 85,050, 14,550 , and 15,694 shares of stock and restricted stock, respectively.

(3)	Mr. Cinnamond joined the Board on June 10, 2025.
(4)	Mr. Compofelice did not stand for re-election to the Board at the June 10, 2025 Annual Meeting.
(5)	Mr. Freeman did not stand for re-election to the Board at the June 10, 2025 Annual Meeting.
(6)	Mr. Green resigned as a director on March 26, 2026 pursuant to the Arrangement Agreement.
(7)	Mr. Nauman joined the Board on June 10, 2025.
(8)	Mr. Shortz resigned as a director on March 26, 2026 pursuant to the Arrangement Agreement.
Required Vote
The affirmative vote of holders of a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote is required for the election of each director. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will deliver a broker non-vote
on this proposal. Abstentions and broker
non-votes
will not have any effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES AS A DIRECTOR OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR AUDITORS
The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”), independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending December 31, 2026. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Baker Tilly. The Board expects that representatives of Baker Tilly will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Baker Tilly as independent public accountants as a direction to select other auditors for the fiscal year ending December 31, 2026.
During the Company’s most recent audited periods for the fiscal year ended December 31, 2025 and fiscal year ended December 31, 2024, and through the date hereof, there were (i) no disagreements with Baker Tilly on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation
S-K.
During the Company’s most recent audited periods for the fiscal year ended December 31, 2025 and fiscal year ended December 31, 2024, and through the date hereof, neither the Company, nor anyone on its behalf, has consulted Baker Tilly with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation
S-K
and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation
S-K).
Fees
Aggregate fees for professional services rendered to us by Baker Tilly, the Company’s independent public accountants, for the fiscal year ended December 31, 2025, and for the fiscal year ended December 31, 2024, were:

	Fiscal year ended December 31,
Category of Service	2025	2024
Audit Fees - Baker Tilly	$560,800	$469,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$560,800	$469,700

The Audit Fees for the fiscal year ended December 31, 2025, and fiscal year ended December 31, 2024 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for such periods, issuance of consents, quarterly reviews and assistance with and review of documents filed with the SEC.
There are no other fees for services rendered to us by Baker Tilly. Baker Tilly did not provide to us any financial information systems design or implementation services during the fiscal year ended December 31, 2025, or fiscal year ended December 31, 2024.
Audit Committee
Pre-Approval
Policies and Procedures
All of the 2025 audit services provided by Baker Tilly were approved by the Audit Committee.

The Audit Committee has established
pre-approval
policies and procedures related to the provision of audit and non-audit
services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit
fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit
services unless the service is permitted under applicable law and is pre-approved
by the Audit Committee. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.
Required Vote
The affirmative vote of holders of a majority of the shares of our Common Stock and the Special Voting Share, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes
in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BAKER TILLY US, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding,
advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement and to express their views on such compensation. We welcome the opportunity to give our stockholders an opportunity to vote on executive compensation at the Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and our philosophy, policies and practices as described in this Proxy Statement. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on the frequency of the advisory vote on executive compensation at the 2032 Annual Meeting.
We recognize that executive compensation is an important matter for our stockholders. Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
Text of the Resolution to be Adopted
As a matter of good corporate governance and in accordance with Section 14A of the Exchange Act, the Board is asking stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement at pages 18 to 28 by casting a non-binding
advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Contango Silver & Gold Inc. (the “Company”) approve, on a non-binding,
advisory basis, the compensation of the named executive officers, as disclosed in the Executive Compensation section, the Summary Compensation Table and the other related tables and disclosure in the Company’s Proxy Statement for the 2026 Annual Meeting of the Stockholders of the Company.”
As an advisory vote, this proposal is not binding on the Board or the Compensation Committee. Although the vote is non-binding,
the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote in its ongoing evaluation of the Company’s executive compensation program and when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Required Vote
The affirmative vote of holders of a majority of the shares of our Common Stock and the Special Voting Share, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates your broker will deliver a broker non-vote
on this proposal. Broker
non-votes
will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE
“
FOR
”
THE APPROVAL, ON A
NON-BINDING,
ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a vote, on a
non-binding,
advisory basis, regarding the frequency of the advisory vote on the compensation of the Company’s named executive officers as disclosed pursuant to the executive compensation disclosure rules of the SEC. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one (annually), two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
At our 2020 Annual Meeting of Stockholders, our stockholders voted for an annual advisory vote on executive compensation. We have held an advisory vote on executive compensation for each of the past six years accordingly. In light of this result and other factors, our Board has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. Our Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices.
We recognize that our stockholders may have different views as to the best approach and we look forward to hearing from them as to their preference on the frequency of an advisory vote on executive compensation.
This vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Our Board may decide that it is in the best interest of our stockholders and the Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our stockholders.
Our next advisory vote on the frequency of the advisory vote on executive compensation will occur at our 2032 Annual Meeting of Stockholders.
Required Vote
The choice – one year, two years, or three years – that receives the greatest number of the votes cast at the Annual Meeting will reflect our stockholders’ preference regarding frequency of a stockholder advisory vote on executive compensation. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote
on this proposal. Abstentions and broker
non-votes
will not have any effect on the outcome of this proposal.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AN ANNUAL, “ONE YEAR,” ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Executive Officers
The following sets forth the names, ages and positions of our executive officers together with certain biographical information as of the date of this filing:

Name	Age	Position
Rick Van Nieuwenhuyse	70	Chief Executive Officer and Director
Shawn Khunkhun	45	President (appointed on March 26, 2026)
Mike Clark	44	Executive Vice President, Chief Financial Officer and Secretary
Rick Van Nieuwenhuyse.
For biographical information, see “
Proposal
 1 - Election of Directors - Nominees.”
Shawn Khunkhun
. For biographical information, see “
Proposal
 1 - Election of Directors - Nominees.”
Mike Clark
. Mr. Clark serves as Executive Vice President, Chief Financial Officer & Corporate Secretary. He previously served as Chief Financial Officer and Corporate Secretary for Alexco Resource Corp. (“Alexco”) from December 2014 to September 2022 at which time Alexco was acquired by Hecla Mining Company. Between 2010 and 2014, Mr. Clark served as Chief Financial Officer of Goldgroup Mining Inc. and from 2007 to 2010 Mr. Clark served as Chief Financial Officer for the Grosso Group and its member companies. Mr. Clark is a Chartered Professional Accountant and holds a Bachelor of Technology in Accounting degree from the British Columbia Institute of Technology. Mr. Clark also serves as a director of Avino Silver & Gold Mines Ltd. Between 2016 and 2020, Mr. Clark also served on the Board of Trustees for the Burnaby Hospital Foundation as Chair of the Finance Committee.
Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. Mr. Van Nieuwenhuyse is United States citizen while Mr. Clark and Mr. Khunkhun are Canadian citizens. There are no family relationships between any of our directors or executive officers.
Compensation Discussion and Analysis
This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers.
Overview of 2025 fiscal year Performance
Dolly Varden Acquisition
On December 8, 2025, Contango and Dolly Varden entered into the Arrangement Agreement in respect of the merger. Under the terms of the Arrangement Agreement, Contango acquired all of the issued and outstanding Dolly Varden Shares at the agreed Exchange Ratio by issuing shares of Common Stock with a fair value of approximately $265 million to the former Dolly Varden shareholders. The transaction was completed on March 26, 2026.
Dolly Varden is a mineral exploration company focused on exploration and advancing its 100% owned Kitsault Valley project (the “Kitsault Valley Project”), which includes the Dolly Varden property and the Homestake Ridge property located in the Golden Triangle of British Columbia, Canada, 25 kilometers (“km”) by road to tide water. The
163-square
km Kitsault Valley Project contains the high-grade silver and gold resources of Dolly Varden and Homestake Ridge along with the past-producing Dolly Varden and Torbrit silver mines.

Manh Choh Project
During 2025, the Peak Gold JV (on a 100% basis) processed 1,069,000 tons of ore with an average grade of 0.20 oz per ton and containing approximately 216,800 oz of gold. Gold recovery averaged 93%, resulting in approximately 198,500 oz of recovered gold, of which Contango’s 30% share amounts to approximately 59,500 oz of gold. During 2025, 57,800 oz of gold and 57,315 ounces of silver were delivered to Contango and sold.
Johnson Tract Project
During 2025, the Company continued with ongoing work to permit the underground exploration drift along with baseline environmental and engineering work to support permitting a road and barge landing facility within the Transportation and Port Easements granted to Cook Inlet Regional Inc. (CIRI) the underlying land owner. Field crews started work in July 2025 and finalized the field program in mid-October.
In May of 2025, the Company completed a Technical Report Summary (“TRS”) on the Johnson Tract Project. The TRS summarizes the results of an Initial Assessment, as of May 12, 2025, of the potential viability for a seven-year life of mine, underground mining operation, utilizing the same Direct Ship Ore (“DSO”) approach as the Manh Choh mine.
Lucky Shot Project
In November 2025, the Company mobilized a drill rig at the Lucky Shot mine site to commence the first phase of a
15,000-meter
underground
in-fill
drilling program. The Company started reporting assay results in the first quarter of 2026. This work, along with detailed engineering, hydrology and geotechnical work will form the basis for a feasibility level mine and transportation plan for Lucky Shot, with an objective of targeting to produce 40,000 to 50,000 ounces of gold per year using the DSO approach, assuming positive exploration success. The Company expects to complete the feasibility study in the first half of 2027 and make a production decision in 2027.
Underwritten Offerings
On September 26, 2025, the Company sold 1,975,000 shares of Common Stock and pre-funded
warrants to purchase up to 525,000 shares of Common Stock at an offering price of $20.00 per share and $19.99 per pre-funded
warrant and received gross proceeds of $50.0 million before deducting underwriting discounts and offering expenses of $3.0 million. The offering price of the pre-funded
warrants equaled the public offering price per share of the Common Stock less the $0.01 per share exercise price of each pre-funded
warrant. The September 2025 offering was made pursuant to the Company’s effective shelf registration statement on Form
S-3.
On February 12, 2026, the Company sold 1,678,206 shares of Common Stock and pre-funded
warrants to purchase up to 325,000 shares of Common Stock at an offering price of $24.96 per share and $24.95 per pre-funded
warrant and received gross proceeds of $50.0 million before deducting underwriting discounts and offering expenses of $2.8 million. The offering price of the pre-funded
warrants equaled the public offering price per share of the Common Stock less the $0.01 per share exercise price of each pre-funded
warrant. The February 2026 offering was made pursuant to the Company’s effective shelf registration statement on Form
S-3.
Index Inclusion
On September 19 2025, the Company was added to the Global Junior Gold Miners Index (“GDXJ”).
Compensation Philosophy
We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.
We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.
Market Compensation Data
The Company has selected a 2025 list of peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk factors and financial metrics. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

Perpetua Resources Corp.	I-80 Gold Corp.
U.S. Gold Corp. (USAU) (Wyoming)	Minera Alamos Inc.
Skeena Resources Limited	U.S. Gold Mining Inc. (USGO)(Alaska)
FreeGold Ventures Limited	Heliostar Metals Ltd.
Probe Gold Inc.	Dolly Varden Silver Corp.
Aya Gold & Silver Inc.	West Red Lake Gold Mines Ltd.
Integra Resources Corp.
“Say-on-Pay”
Vote Results
At our 2024 annual meeting of stockholders, we presented stockholders with a vote to approve, on a non-binding,
advisory basis (a
“say-on-pay”
vote), the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement. Approximately 92% of the votes cast on the proposal voted in favor of the proposal. We believe this strongly affirms stockholders’ support of our approach to executive compensation, and we did not make any material changes to our program solely due to the advisory vote received. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession.
Components of Senior Executive Compensation
As of December 31, 2025, Mr. Van Nieuwenhuyse and Mr. Clark had base salaries of $600,000 and $400,000, respectively. Compensation for each executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company. In addition, the Company awards annual bonuses to executive officers of the Company that are measured against performance goals.
Long-term Incentive Awards
The Company has implemented an equity compensation program for its executive officers (and other persons) that provides an incentive for such officers to achieve the Company’s long-term business objectives (“LTIP”). The Company’s equity compensation program is mainly comprised of the following long-term incentive: restricted stock. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards are made by the Compensation Committee.

Equity Award Mechanics
On March 17, 2026, Company stockholders approved the 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”). The 2026 Omnibus Plan will be the primary vehicle for granting future equity awards to individuals who are eligible employees of the Company and Dolly Varden. Awards under the Omnibus Plan typically fall into two categories: annual awards, and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made annually in connection with the end of the fiscal year. From time to time, the Board may make grants at other times in connection with executive retention. The following table outlines the details of the LTIP calculation for the fiscal year ended December 31, 2025:

Name	LTIP Target	LTIP Awarded (1)
Rick Van Nieuwenhuyse	210% of base salary	$1,020,354
Mike Clark	150% of base salary	$380,946

(1)
The amounts shown represent the aggregate grant date fair value of restricted stock granted in the fiscal year ended December 31, 2025 calculated in accordance with FASB ASC Topic 718. These amounts represent assumptions used in the calculation of these amounts as discussed in Note 11 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2025, included in the 2025 Annual Report. Fair value is based on 100% of the closing price per share of our Common Stock on the date of grant.

Stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. There were no stock option grants during the fiscal year ended December 31, 2025. The Board has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.
Annual Incentive Plan
At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the executive officers for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s exploration projects, raising of capital, strategic opportunities, corporate alliances and similar achievements. Scoring ranges between 0% and 150% of the target. The following goals and performance objectives were considered prior to determining the annual incentive awards for the executive officers:

Goal	Performance Objective Results	Weighting	Achievement
Operational performance	• Manh Choh Mine – Met targets for gold production and operating costs. • Johnson Tract Project – Successfully completed Initial Assessment, successfully completed objectives of permitting underground development access with the State and initiating baseline studies for port and road easements. • Lucky Shot Project – Commenced underground drilling program, and maintained care and maintenance.	100	137.5

Safety, environment, sustainability	• Maintained compliance with site safety programs. • Operated within water and mining permit conditions for all sites.	25	28.8

Goal	Performance Objective Results	Weighting	Achievement
	• Developed sustainability strategy and timeline for delivery. Completed materiality assessment and defined sustainability metrics, including data management.

Corporate development	• Entered into definitive agreement to merge with Dolly Varden.	40	80

Share performance	• Overall share performance increased by 167% during year and performed in 2 nd quartile against peer group.	100	156

Reserve and resource replacement	• Completed successful exploration drilling program at Manh Choh and commenced underground exploration program at Lucky Shot project.	40	34

Financial	• Completed $50 million equity raise. • Effective communication and outreach with existing and new shareholders, conferences, effective communication strategy. • Remained in compliance with all loan agreements. • Restructured Credit Facility to re-align principal repayments and hedge deliveries with updated mine plan. • Completed transition to new accounting system and finance team transition, citing no major issues with financial reporting.	95	126

Total		400	562

Corporate Result Approved by Board of Directors			140%
Short-Term Incentive Awards
In addition, the Compensation Committee adopted a Short-Term Incentive Plan (the “STIP”), for the benefit of Mr. Van Nieuwenhuyse and Mr. Clark, which is paid in a combination of cash and equity. Pursuant to the terms of the STIP, the Compensation Committee establishes performance objectives each year (see table above) and evaluates the extent to which, if any, Mr. Van Nieuwenhuyse or Mr. Clark meet such goals. For 2025, the Company decided to settle the STIP in cash. The following table outlines the details of the STIP calculation for the fiscal year ended December 31, 2025:

Name	STIP Target (%)	Individual Score (%)	Corporate Score (%)	Weighted Score (%) (1)	STIP Awarded ($) (2)	2025 STIP Awarded in Cash ($) (2)
Rick Van Nieuwenhuyse	110% of base salary	140%	140%	140%	$768,000	$768,000
Mike Clark	80% of base salary	140%	140%	140%	$363,000	$363,000

(1)	The STIP weighting for Mr. Van Nieuwenhuyse and Mr. Clark is 70% corporate score and 30% individual score.
(2)	The amounts payable in cash to the executive officers for STIP were accrued as of December 31, 2025.

The Company sponsors a 401(k) plan and, in Canada, a Registered Retirement Savings Plan (“RRSP”) in which all employees are eligible to participate. Under the plans, the Company currently matches 100% of an employee’s contributions up to 10% of gross wages, subject to IRS and Canada Revenue Agency limitations.
Deferred Compensation and Retirement Plans
Other than our 401(k) and RRSP plan, the Company does not have a deferred compensation program, pension benefits, or any type of post-retirement healthcare plan.
Perquisites and Other Benefits
The Company has medical, dental, group life and disability insurance which are available to employees on the same basis.
Employment and Severance Agreements
The Company has an employment agreement with Mr. Van Nieuwenhuyse (the “CEO Employment Agreement”), pursuant to which he receives a base salary of $600,000 per annum and is entitled to receive short-term incentive plan and long-term incentive plan bonuses and awards that will be paid in the form of a combination of cash, restricted stock and options, which will be set forth in plans and agreements adopted, or to be adopted, by the Board. The CEO Employment Agreement stipulates that Mr. Van Nieuwenhuyse will receive a lump sum payment of 12 months of his regular base salary, a lump sum payment of all bonus amounts paid in the 12 months preceding the termination, and reimbursement for continued group health insurance coverage for 12 months following the termination or the date he becomes eligible for alternative coverage through subsequent employment as severance benefits in the event that his employment with the Company is terminated by the Company other than for just cause or he resigns due to a material, uncured breach of the Employment Agreement by the Company. Per such agreement, Mr. Van Nieuwenhuyse is also entitled to enhanced severance benefits if he terminates his employment within 30 days following a change of control (24 months of base salary and bonus amounts). Any payment of severance benefits to him under the CEO Employment Agreement is conditioned on his timely agreement to, and non-revocation
of, a full and final release of legal claims in favor of the Company.
The Company has an employment agreement with Mr. Clark (the “CFO Employment Agreement”), pursuant to which he receives a base salary of $400,000 per annum and is entitled to receive short-term incentive plan and long-term incentive plan bonuses and awards that can be paid in the form of a combination of cash, restricted stock and options, which will be set forth in plans and agreements adopted, or to be adopted, by the Board. The CFO Employment Agreement stipulates that Mr. Clark will receive a lump sum payment of 12 months of his regular base salary, a lump sum payment of all bonus amounts paid in the 12 months preceding the termination, and reimbursement for continued group health insurance coverage for 12 months following the termination or the date he becomes eligible for alternative coverage through subsequent employment as severance benefits in the event that his employment with the Company is terminated by the Company other than for just cause or he resigns due to a material, uncured breach of the Employment Agreement by the Company. Per such agreement, Mr. Clark is also entitled to enhanced severance benefits if he terminates his employment within 30 days following a change of control (24 months of base salary and bonus amounts). Any payment of severance benefits to him under the Employment Agreement is conditioned on his timely agreement to, and non-revocation
of, a full and final release of legal claims in favor of the Company.
The Company has an employment agreement with Mr. Khunkhun (the “President Employment Agreement”), pursuant to which he receives a base salary of $450,000 per annum and is entitled to receive short-term incentive plan and long-term incentive plan bonuses and awards that can be paid in the form of restricted stock units and/or options, which will be set forth in plans and agreements adopted, or to be adopted, by the Board. The President Employment Agreement stipulates that Mr. Khunkhun will receive a lump sum payment of 12 months of his regular base salary, a lump sum payment of all bonus amounts paid in the 12 months preceding the termination, and reimbursement for premiums reasonably necessary to obtain individual health insurance for 12 months following the termination or the date he becomes eligible for group health insurance coverage through subsequent employment as severance benefits in the event that his employment with the Company is terminated by the Company other than for just cause or he resigns due to a material, uncured breach of the Employment Agreement by the Company. Per such agreement, Mr. Khunkhun is also entitled to enhanced severance benefits if he terminates his employment within 30 days following a change of control (24 months of base salary and bonus amounts). Any payment of severance benefits to him under the Employment Agreement is conditioned on his timely agreement to, and non-revocation
of, a full and final release of all actions and claims in favor of the Company and his compliance with all applicable restrictive covenants under the President Employment Agreement.
Compensation Risk Management
The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. For 2025, Mr. Van Nieuwenhuyse and Mr. Clark received salaries of $500,000 and $325,000, respectively. The Compensation Committee believes that our compensation program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our compensation program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.
In 2023, we adopted a Policy Regarding the Mandatory Recovery of Compensation (the “Clawback Policy”) governing the recovery of incentive-based compensation awarded to our executive officers based on financial results that were later restated. The policy requires the mandatory recoupment (with limited exceptions) of both equity and non-equity
incentive compensation granted to current and former executive officers when a financial restatement is needed to correct the Company’s material noncompliance with any financial reporting requirement. This includes both (i) restatements correcting errors that were material to previously issued financial statements and (ii) restatements where the error, if corrected or left uncorrected, would result in a material misstatement in the current period. Consistent with SEC and NYSE American listing standards, the Clawback Policy applies regardless of whether an officer engaged in misconduct or contributed to the circumstances requiring the restatement.
Summary Compensation Table
The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), and up to two of the most highly compensated executive officers (other than the PEO) (collectively, the “Named Executive Officers”) who earned at least $100,000 for the fiscal year ended December 31, 2025 and 2024.

Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Rick Van Nieuwenhuyse	2025	500,000	768,000	1,020,354	23,500	2,311,854
President and Chief Executive Officer	2024	500,000	375,000	737,900	23,000	1,635,900
Mike Clark (4)	2025	325,000	363,000	380,946	23,500	1,092,446
EVP, Chief Financial Officer and Secretary	2024	300,000	112,500	298,300	22,727	733,527

(1)	The bonus can be settled in a combination of cash and equity. For the fiscal year ended December 31, 2025, the bonus was settled in cash.
(2)
The amounts shown represent the aggregate grant date fair value of restricted stock granted calculated in accordance with FASB ASC Topic 718. These amounts represent assumptions used in the calculation of these amounts are discussed in Note 11 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2025, included in the 2025 Annual Report. Fair value is based on 100% of the closing price per share of our Common Stock on the date of grant. The restricted stock was granted at a price of $10.38 per share with a vesting date of March 12, 2027.
(3)	Amounts in the Other Compensation column relates to the Company’s 401(k) and RRSP matching contributions.
(4)	Reflects salary increase, on pro rata basis to $350,000 commencing July 1, 2025.
The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.
Outstanding Equity Awards at Fiscal
Year-End
Table
The following tables set forth certain information concerning outstanding equity awards for each Named Executive Officer as of December 31, 2025:

	Restricted Shares of Common Stock
			Equity incentive plan awards:
Name	Stock Awards Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Number of unearned shares, units or other rights that have not vested (#) (3)	Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Rick Van Nieuwenhuyse	145,300	$3,837,373	96,150	$2,539,322
Mike Clark	58,523	1,545,592	37,350	986,414

(1)	The restricted stock vests in January 2026, January 2027 and March 2027.
(2)
The values contained in this column were calculated by multiplying the number of shares by $26.41, which was the closing price of the Company’s Common Stock on the last trading day of the fiscal year ended December 31, 2025.

(3)	The restricted stock has vesting date between January and March 2027.
Equity Compensation Plans and Other Compensation Arrangements
The following table sets forth certain information as of December 31, 2025 concerning our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options (b) (1)	Weighted-average exercise price of outstanding options (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (b)) (d)
Omnibus Incentive Plan – approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Under the Omnibus Plan, the Compensation Committee can grant stock options, restricted stock awards stock appreciation rights or other stock-based awards to executives, consultants or non-executive
directors of the Company. Pursuant to the terms of the Omnibus Plan, 2,480,129 shares of unissued Common Stock are authorized and reserved for issuance under non-qualified
stock options, incentive stock options and restricted stock grants.

Options may be granted to executives, consultants and
non-executives
directors. Incentive stock options may be granted only to executives of the Company or its subsidiaries.
Non-qualified
stock options may be granted to executives, consultants or
non-executive
directors. The Compensation Committee shall determine the term of options granted to participants under the Omnibus Plan but, in any event, all options must be exercised no later than ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee
director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.
In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

Pay-Versus-Performance
Disclosure
The following table sets forth additional compensation information of our principal executive officer (“PEO”) and our non-PEO
named executive officer, along with total stockholder return and net income (loss) for the fiscal years ended December 31, 2025 and 2024, the transition period from July 1, 2023 to December 31, 2023, and the fiscal year ended December 31, 2023:

	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (1) (3) ($)	Summary Compensation Table Total for Non-CEO NEOs (2) ($)	Compensation Actually Paid to Non-CEO NEOs (2) (3) ($)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)	Net income in 000s ($)
2025	2,311,854	5,206,473	1,092,446	1,933,345	441.00	(36,087)
2024	1,635,900	(1,269,810)	733,527	538,792	(1,198.00)	(38,030)
2023 TP	434,500	568,542	377,500	380,837	(389.00)	(40,766)
2023	2,120,000	2,878,850	—	—	348.00	(39,741)

(1)	Rick Van Nieuwenhuyse was our PEO for each period presented.
(2)	Mike Clark joined the Company in July 2023. Mr. Clark was the sole non-PEO NEO for 2023 TP, 2024 and 2025.
(3)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total, adjusted to reflect the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEO as set forth in the table below. Equity values are calculated in accordance with FASB ASC Topic 718.

CEO	2025 $	2024 $	2023 TP $	2023 $
Total from Summary Compensation Table (SCT)	2,311,854	1,635,900	434,500	2,120,000
- Value of stock awards and options from SCT	(1,020,354)	(1,016,100)	—	(1,478,000)
+ Year-end value of awards granted in fiscal year that are unvested and outstanding	2,596,103	470,940	—	1,592,500
+ Change in fair value of all prior year awards that are unvested and outstanding	503,370	(2,007,350)	134,042	669,600
+ Fair market value of awards granted this fiscal year and that vested in this fiscal year	—	278,200	—	—
+ Change in the fair value of all prior year awards that vested this fiscal year	815,500	(631,400)	—	452,500
- Prior year fair value of prior year awards that failed to vest	—	—	—	(477,750)

Compensation Actually Paid	5,206,473	(1,269,810)	568,542	2,878,850

Non-CEO NEO (1)	2025 $	2024 $	2023 TP $	2023 $
Total from Summary Compensation Table (SCT)	1,092,446	733,527	377,500	—
- Value of stock awards and options from SCT	(380,946)	(382,400)	(150,000)	—
+ Year-end value of awards granted in fiscal year that are unvested and outstanding	969,247	190,380	153,337	—
+ Change in fair value of all prior year awards that are unvested and outstanding	228,044	(65,111)	—	—
+ Fair market value of awards granted this fiscal year and that vested in this fiscal year	—	84,100	—	—
+ Change in the fair value of all prior year awards that vested this fiscal year	24,554	(21,704)	—	—
- Prior year fair value of prior year awards that failed to vest	—	—	—	—

Compensation Actually Paid	1,933,345	538,792	380,837	—

(1)	Mr. Clark (non-CEO NEO) joined the Company in July 2023.
Compensation Actually Paid Compared to TSR and Net Income
The following chart reflects the relationship between the amount of “compensation actually paid” to Mr. Van Nieuwenhuyse and the amount of “compensation actually paid” to the Company’s
Non-CEO
NEO, and the Company’s cumulative TSR over the four periods presented in the table. The Company does not use TSR as a performance measure in the overall executive compensation program.
TSR and net income are some indicators of the company’s overall performance that may impact the value of total compensation; however, other performance measures and factors are considered in setting named executive officers’ compensation. See the “
Compensation Discussion and Analysis
” for additional information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of shares of our Common Stock and Exchangeable Shares as of our Record Date by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock and/or Exchangeable Shares, (ii) each of our non-executive nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)	Percent of Class
5% Stockholders
Fury Gold Mines Limited(2)	1,860,754	5.8%
Alyeska Investment Group, L.P.(3)	2,347,843	7.3%
Directors, Director Nominees and Named Executive Officers(4)(5)
Brad Juneau	706,502	2.2%
Rick Van Nieuwenhuyse	551,140	1.7%
Shawn Khunkhun	150,605	0.7%
Michael Cinnamond	26,494	0.1%
Clynton R Nauman	35,350	0.1%
Forrester (Tim) Clark(6)	44,049	0.2%
Darren Devine	76,440	0.3%
Mike Clark	55,998	0.2%
All current directors and executive officers as a group (8 persons)	1,646,578	5.4%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2026 are deemed outstanding. Applicable percentages are based on 30,749,670 shares Common Stock and 1,594,988 Exchangeable Shares issued and outstanding on April 30, 2026. The Exchangeable Shares, which can be converted into shares of Common Stock at the option of the holder and have the same voting rights as shares of Common Stock, are similar in substance to shares of shares of Common Stock and, therefore, are included in the determination of outstanding shares of Common Stock in this table. To Contango’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	The address of Fury Gold Mines Ltd. is 401 Bay Street, 16th Floor, Toronto, Ontario, Canada, M5H 2Y4.
(3)

Based upon information obtained, of the 2,347,843 shares of Common Stock reported, 1,497,843 represent shares of Common Stock and 850,000 represent prefunded warrants exercisable for shares of Common Stock. Alyeska Investment Group, L.P. claimed shared voting and dispositive power over 1,497,843 shares, and sole voting and dispositive power over no shares. The address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(4)	Unless otherwise noted, the address of the members of the Contango Board and our executive officers is 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701.
(5)	No shares beneficially owned by any director or executive officer are pledged as security.
(6)	Forrester (Tim) Clark serves as the Chief Executive Officer and as a director of Fury Gold Mines Ltd. Mr. Clark disclaims beneficial ownership of any of the securities held by Fury Gold Mines Ltd.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that during the fiscal year ended December 31, 2025, all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements, except that one Form 4 covering one transaction was filed late by Mr. Darwin Green.

Certain Relationships and Related Transactions

The Company has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated. The Audit Committee of the Company has reviewed and approved all agreements and arrangements described above in “Certain Relationships and Related Transactions.”

Since the beginning of the fiscal year ended December 31, 2025, and during the year ended December 31, 2024, except for a related party transaction involving Bonnie Broman that occurred during fiscal year 2025, there have been no other transactions with any related person in which the Company was a party and the amounts involved exceeded the lower of either $120,000 or 1% of the average of our total assets as of December 31, 2025 and 2024.

During the year ended December 31, 2025, the Company engaged Bonnie Broman as a consultant to provide corporate communications, corporate development and administrative support services. Ms. Broman is the domestic partner of Mr. Van Nieuwenhuyse, the Company’s Chief Executive Officer. Pursuant to the consulting arrangement, Ms. Broman received total compensation of $167,000 during fiscal 2025, consisting of consulting fees of $112,000, equity compensation of $19,000, and a discretionary bonus of $36,000. As of December 31, 2025, the Company had a $36,000 payable to Ms. Broman related to the discretionary bonus, which is included in accounts payable and accrued liabilities on the consolidated balance sheet. The consulting arrangement was approved by the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board, which met four times during the fiscal year ended December 31, 2025. The Audit Committee consists of three members, Mike Cinnamond (Chairman), Clynton Nauman, and Richard A. Shortz each of which is independent as defined in the listing standards of the NYSE American. The Board has designated Mr. Cinnamond as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s outside auditors.

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheet as of December 31, 2025 and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended December 31, 2025 with the Company’s management. The Audit Committee has discussed with Baker Tilly US, LLP, the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the letter from Baker Tilly US, LLP required by the applicable requirements of the PCAOB regarding Baker Tilly US, LLP’s communications with the Audit Committee concerning independence and has discussed with Baker Tilly US, LLP its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Mike Cinnamond, Chairman
Clynton Nauman
Tim Clark

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals to be Included in 2027 Proxy Statement

Proposals of stockholders intended to be presented at the 2027 Annual Meeting and included in the proxy statement and form of proxy used in connection with our 2027 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received no later than December 31, 2026. If the date of the 2027 Annual Meeting is moved by more than 30 days from the first anniversary of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy materials for the 2027 Annual Meeting.

Nominations or Proposals Not Included in 2027 Proxy Statement

The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board, outside the process of Rule 14a-8 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement). The notice must contain the information required by our Bylaws and be delivered to the Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, to be timely for the 2027 Annual Meeting, the notice must be delivered no earlier than March 22, 2027 and no later than April 19, 2027. However, in the event that the date of the 2027 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which such notice of the date of the meeting is mailed or public announcement of the date of such meeting is first made. If the notice is not received between these dates or does not satisfy the additional notice requirements set forth in the Company’s Bylaws, the notice will be considered untimely and will not be acted upon at the 2027 Annual Meeting or, as applicable, special meeting.

To comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2032 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under the Company’s Bylaws.

Proposals, nominations and notices should be addressed to: Corporate Secretary, Contango Silver & Gold Inc., 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701.

Requirement for Requisitioning Meeting

Pursuant to Section 2.2 of our Bylaws, a special meeting may be called by the president of the Company, the majority of the Board acting with or without a meeting, or the holder or holders of one-half (i.e., 50%) of all the shares of Common Stock outstanding and entitled to vote thereat.

The Company’s 50% threshold for the requisition of a meeting of stockholders is significantly more restrictive than the statutory right under Section 143(1) of the Canadian Business Corporations Act, which requires directors to be requisitioned to call a meeting by the holders of not less than five per cent (5%) of the issued shares of a corporation that carry the right to vote at a meeting.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a stockholder may submit a written request to Mike Clark, Contango Silver & Gold Inc., 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701, telephone number (907) 388-7770. Stockholders sharing an address who are currently receiving multiple copies of proxy materials and wish to receive only a single copy may also direct a request to the same address or telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Investors may also consult our website for more information about us. Our website is www.contangoore.com. Information included on this website is not incorporated by reference into this Proxy Statement.

The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Proxy Statement.

This Proxy Statement incorporates by reference the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, which contains important information about us, our financial condition and other matters.

In addition, we incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of our meeting. Such documents are considered to be a part of this Proxy Statement, effective as of the date such documents are filed.

By order of the Board of Directors,

/s/ Clynton Nauman
Clynton Nauman
Chairman and Director

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 10:00 a.m., Pacific Time, on June 18, 2026. Online Go to www.investorvote.com/CTGO or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/CTGO 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3, and 1 YEAR on Proposal 4. 1. Election of Directors: For Against Abstain For Withhold 2. To ratify the appointment of Baker Tilly US, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026. 01 - Clynton R Nauman 3. To conduct a non-binding advisory vote to approve the compensation For Against Abstain of the Company’s named executive officers. 02 - Rick Van Nieuwenhuyse 4. To conduct a non-binding, advisory vote on the frequency of the 1 YR 2 YRS 3 YRS Abstain 03 - Shawn Khunkhun advisory vote on the compensation of the Company’s named executive officers. 04 - Michael Cinnamond 05 - Tim Clark 06 - Darren Devine 07 - Brad Juneau B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 04ADHB

2026 Annual Meeting of Contango Silver & Gold Inc. The 2026 Annual Meeting of Stockholders of Contango Silver & Gold Inc. will be held on June 18, 2026 at 10:00 a.m. Pacific Time, virtually via the Internet at www.meetnow.global/MPWTSDA. Please vote electronically, if possible at www.investorvote.com/CTGO To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The Proxy and the Company’s 2025 Annual Report will be available on the Company’s website at www.contangoore.com Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CTGO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Contango Silver & Gold Inc. Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — to stockholders as of Record Date, April 30, 2026 Clynton Nauman and Rick Van Nieuwenhuyse, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Contango Silver & Gold Inc. to be held on June 18, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3, and 1 YEAR on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.